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                                                                    EXHIBIT 24.2

                          CERTIFICATE OF SUBSTITUTION
                        PURSUANT TO POWER OF ATTORNEY

  Pursuant to the power of substitution and resubstitution granted to the undersigned by the Power of Attorney filed with the Securities and Exchange Commission on May 15, 1996 as a part of the Registration Statement on Form S-3 of the Whittaker Corporation (Registration Statement No. 333-03753) and appearing at page II-3 of Part II thereof, the undersigned hereby appoints Lynne M. O. Brickner, Vice President and General Counsel of Whittaker Corporation, as his substitute thereunder (with full power of resubstitution) with full power to act as lawful attorney-in-fact and agent pursuant to such Power of Attorney in his name, place and stead, in any and all capacities, including without limitation the power as attorney-in-fact and agent to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with power and authority as full as the undersigned would have in person pursuant to such Power of Attorney, hereby ratifying and confirming all that said substitute attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                          By:  /s/ Richard Levin
                                          Richard Levin
                                          Date: March 7, 1997